Exhibit 10.6.3

SECOND AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of December 13, 2011, is entered into by and between Xtera Communications, Inc., a Delaware corporation (“Xtera” or “Borrower”) and Horizon Technology Finance Corporation, a Delaware corporation (“Lender”).

RECITALS

A. Xtera and Lender are parties to a certain Venture Loan and Security Agreement dated as of May 10, 2011 and amended on June 17, 2011 (as amended, the “Loan Agreement”) pursuant to which Lender, among other things, has (i) provided a certain loan to Xtera as evidenced by a certain Secured Promissory Note (Loan A) executed by Xtera in favor of Lender, dated as of May 10, 2011, in the original principal amount of Ten Million Dollars ($10,000,000) (the “Note”), and (ii) been granted a security interest in all assets of Xtera, including Intellectual Property (as defined in the Loan Agreement).

B. Xtera has now requested that Lender amend the Loan Agreement to permit Xtera to maintain an additional deposit account with Silicon Valley Bank.

C. Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Co-Borrowers and Lender hereby agree as follows:

1.	Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.	Amendments to Loan Agreement.

2.1.	Borrower and Lender hereby agree that Section 7.13 is hereby deleted in its entirety and replaced with the following:

“Maintenance of Accounts. (i) Maintain any deposit account or account holding securities owned by Borrower except accounts with respect to which Lender is able to take such actions as it deems necessary to obtain a perfected security interest in such accounts through one or more Account Control Agreements; or (ii) grant or allow any other Person (other than Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Lender) accomplishing perfection via control as to, any of its deposit accounts or accounts holding securities. Notwithstanding the foregoing, Borrower may maintain the following deposit accounts, provided that the cash balances within such accounts does not

exceed the amount listed herein: (a) Bank of Montreal, account number [                ], provided the balance contained therein does not exceed $100,000; (b) Comerica Bank, account number [                ], provided the balance contained therein does not exceed $3,000; (c) Comerica Bank, account number [                ], provided the balance contained therein does not exceed $425,000; (d) Bank of Montreal, account number [                ], provided the balance contained therein does not exceed $40,000; (e) HSBC, account number [                ], provided the balance contained therein does not exceed $2,000; (f) HSBC, account number [                ], provided the balance contained therein does not exceed €1,000,000, and HSBC, account number [                ], provided the balance contained therein does not exceed $55,000; (g) HSBC, account number [                ], provided the balance contained therein does not exceed $400,000; (h) HSBC, account number [                ], provided the balance contained therein does not exceed $4,000; (i) HSBC, account number [                ], provided the balance contained therein does not exceed $792,000; (j) HSBC, account number [                ], provided the balance contained therein does not exceed €225,000; (k) HSBC, account number [                ], provided the balance contained therein on any one day does not exceed $0.00, because this account is purely transactional, and any currency funded is immediately dispersed on the same day; (l) the following accounts provided that the aggregate balance contained therein does not exceed $150,000: Chin Atrust Commercial Bank, account number [                ], Chin Atrust Commercial Bank, account number [                ], Chin Atrust Commercial Bank, account number [                ], Bank Sinopac, account number [                ], Bank Sinopac, account number [                ], HSBC, account number [                ], HSBC, account number [                ]; (m) JPMorgan Chase Bank, account number [                ], provided the balance contained therein does not exceed $10,000; (n) the following accounts provided that the aggregate balance contained therein does not exceed $110,000: HSBC Bank Company Limited, account number [                ], HSBC Bank Company Limited, account number [                ], HSBC Bank Company Limited, account number [                ], HSBC Bank Company Limited, account number [                ] and (o) Silicon Valley Bank, account number [                ], provided the balance contained therein does not exceed $20,000. Notwithstanding the foregoing, in the event that one or more of Borrower’s accounts listed in clause (h) or clause (o) of this Section 7.13 contains deposits in excess of such account’s stated balance limit, Borrower shall not be deemed to be in default of this Section 7.13 provided that Borrower transfers all deposits in excess of the permitted balance listed for such account to an account over which Lender has an active Account Control Agreement within three (3) business days of the occurrence of such overage.”

3.	Waiver. Lender acknowledges that Borrower violated the covenants set forth in Section 7.13 of the Loan Agreement as follows:

3.1.	On May 31, 2011, Borrower’s deposit account with Bank of Montreal, having account number [ ], contained deposits of $46,403.18, in excess of the agreed upon limit of $40,000;

3.2.	On May 31, 2011, Borrower’s deposit account with JPMorgan Chase Bank, having account number [ ], contained deposits of $75,429.28, in excess of the agreed upon limit of $10,000;

3.3.	On June 30, 2011, Borrower’s deposit account with JPMorgan Chase Bank, having account number [ ], contained deposits of $31,032.88, in excess of the agreed upon limit of $10,000 and

3.4.	On August 31, 2011, Borrower’s deposit account with HSBC, having account number [ ], contained deposits of $360,197.07, in excess of the agreed upon limit of $4,000.

Pursuant to Section 12.4(c) of the Loan Agreement. Lender hereby waives its right to exercise any right or remedy against Borrower as a result of the violations of Section 7.13 listed in Sections 3.1 through 3.4 of this Agreement. Nothing contained herein shall be deemed to be a waiver by Lender of any right or remedy with respect to any violation not specifically set forth herein.

4.	Conditions to Effectiveness. Lender’s consent and agreement herein is expressly conditioned on all of the following:

4.1.	Borrower executing and delivering an executed copy of this Agreement; and

4.2.	Borrower paying Lender’s legal fees incurred in connection with this amendment, in the sum of Two Thousand Five Hundred Dollars ($2,500).

5.	Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as expressly amended herein, the Loan Agreement remains in full force and effect.

6.	Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

8.	Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

9.	Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supercede any and all prior agreements, correspondence and communications.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

XTERA COMMUNICATIONS, INC.

By:	/s/ Paul J. Colan
Paul J. Colan
Chief Financial Officer

LENDER:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Gerald A. Michaud
Gerald A. Michaud
President